UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2015

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by TeleCommunication Systems, Inc. (the "Company") in its Current Report on Form 8-K filed on February 2, 2015, the Company entered into an agreement on January 30, 2015 (the "Agreement"), with Steven R. Becker, Matthew A. Drapkin, BC Advisors, LLC, Becker Drapkin Management, L.P., Becker Drapkin Partners (QP), L.P., and Becker Drapkin Partners, L.P. Pursuant to the Agreement, on March 1, 2015, (i) the Company increased the size of the Board of Directors of the Company (the "Board") from eight to nine directors, (ii) Michael P. Madon was appointed to the Board as a "Class I" director and to the Compensation Committee of the Board, (iii) Don Carlos Bell, III was appointed to the Board as a "Class III" director and to the Nominating and Governance Committee of the Board, and (iv) Richard A. Young, executive Vice president and Chief Operating Officer of the Company, tendered his resignation from the Board. In addition, the Board designated Weldon H. Latham as lead independent director of the Board on March 1, 2015.

On March 3, 2015, the Company issued a press release announcing the appointments of Messrs. Madon and Bell, the resignation of Mr. Young, and the election of Mr. Latham to serve as lead independent director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated March 3, 2015, issued by TeleCommunication Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

March 3, 2015	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 3, 2015, issued by TeleCommunication Systems, Inc.